UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 16, 2009

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers

MMC’s related press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(e)    On September 17, 2009, MMC entered into an Employment Letter (the “2009 Agreement”) with Mr. Duperreault, governing the terms of his employment as MMC’s President and Chief Executive Officer. The principal terms of the 2009 Agreement are summarized below.

Term.    The 2009 Agreement is generally effective as of January 30, 2011 after the expiration of Mr. Duperreault’s current employment agreement (the “2008 Agreement”) on January 29, 2011, and has an initial term of three years. After the expiration of the term for any reason other than the termination of Mr. Duperreault’s employment with the Company prior to January 29, 2014, Mr. Duperreault will become an at-will employee of the Company.

Notwithstanding the generally applicable effective date, certain provisions of the 2009 Agreement are effective immediately as noted below under “Immediately Effective Provisions.”

Salary and Bonus.    Mr. Duperreault will receive the same annual base salary and be eligible for the same annual target bonus opportunity as under the 2008 Agreement; specifically, an annual base salary of at least $1.0 million and an annual target bonus opportunity equal to 225% of his base salary. Actual bonus amounts may range from 0% - 200% of target and will be determined by the compensation committee of MMC’s board of directors.

Long-Term Incentive Compensation.    Mr. Duperreault will be eligible to participate in MMC’s plans providing for long-term incentive compensation with the same annual combined grant-date target value as under the 2008 Agreement; specifically, an annual combined grant-date target value of $7.0 million. MMC’s specific awards of long-term incentive compensation to Mr. Duperreault will be determined by the compensation committee of MMC’s board of directors.

In addition, if Mr. Duperreault’s employment with MMC has not terminated earlier, then upon his termination of employment on or after his normal retirement age of 65 on May 7, 2012, the option to acquire 1.2 million shares of MMC common stock with an exercise price per share of $27.275 provided under the 2008 Agreement (the “Initial Options”) will become exercisable subject to satisfaction of any performance features and will remain exercisable until the fifth anniversary of such termination date.

Termination.    If Mr. Duperreault's employment is terminated for any reason, he will receive previously earned base salary and bonus. Mr. Duperreault will not be entitled to any cash severance regardless of the reason for his termination. Any long-term incentive compensation awards granted pursuant to the 2009 Agreement are expected to have termination provisions consistent with those provided to other members of management as reflected in the standard terms and conditions for such awards. During the term of the 2009 Agreement, the provisions of the 2008 Agreement will continue to apply to awards granted during the 2008 Agreement term including as specifically described in the “Termination” and “Change in Control” sections of

MMC’s February 4, 2008 report on Form 8-K. Additional termination provisions are noted below under “Immediately Effective Provisions.”

Benefits.    Mr. Duperreault will be eligible to receive benefits on the same basis as provided under the 2008 Agreement. Specifically, Mr. Duperreault will be eligible to participate in MMC’s employee benefit plans and programs on terms generally applicable to MMC’s senior executives, MMC will provide Mr. Duperreault with term life insurance with a face amount of $5.0 million and MMC will permit him to participate in MMC’s retiree medical program without regard to any generally applicable age or service requirements.

Non-Competition.    Mr. Duperreault will be subject to restrictive covenants on the same basis as provided under the 2008 Agreement; specifically, while employed by MMC and for 24 months following his termination of employment, Mr. Duperreault will be subject to certain non-competition and non-solicitation restrictions.

Immediately Effective Provisions.    The 2009 Agreement provides for the following with an immediate effective date. In the event Mr. Duperreault's employment terminates for any reason, if the compensation committee of MMC’s board of directors concludes that Mr. Duperreault has:

•	adequately performed his duties,
•	satisfactorily participated in the identification and/or development of his successor, and
•	reasonably assisted in the transition of his duties and responsibilities and,

in addition, if:

•	the successor has assumed that position prior to or on Mr. Duperreault's date of termination and
•	Mr. Duperreault executes and delivers to the company a general release which is not revoked before it becomes irrevocable,

then Mr. Duperreault will receive the value of his accrued defined benefit retirement program benefits if they are not otherwise vested at that time and “normal retirement” treatment on his equity awards.

Specifically, with respect to any long-term incentive awards not addressed in the immediately following paragraph, the termination will be considered a “normal retirement” as such term is used in the agreements evidencing all such awards held by Mr. Duperreault at the time of such termination. For the awards granted in 2008 and 2009, those terms provide for vesting of unvested awards and exercisability until the earlier of the fifth anniversary of such date and the end of the otherwise applicable exercise period subject to the satisfaction of any performance requirements associated with such awards.

With respect to the Initial Options, initial restricted stock units in respect of 300,000 shares of MMC common stock and “make-whole” restricted stock units each granted under the terms of the 2008 Agreement, any unvested or unexercisable portion of those awards will vest and become exercisable as of Mr. Duperreault’s termination date and shall be exercisable until the earlier of the fifth anniversary of such date and the end of the otherwise applicable exercise period.

The foregoing summary is qualified in its entirety by reference to the 2009 Agreement, and as provided for therein, the 2008 Agreement. A copy of the 2009 Agreement is attached hereto as Exhibit 10.1 and the 2008 Agreement was filed as Exhibit 10.1 to MMC’s February 4, 2008 report on Form 8-K disclosing the hiring of Mr. Duperreault and the terms of the 2008 Agreement, each of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Letter, effective as of September 17, 2009 and January 30, 2011, between Marsh & McLennan Companies, Inc. and Brian Duperreault.

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

Name:	Luciana Fato
Title:	Deputy General Counsel &

  Corporate Secretary

Date:	September 21, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Letter, effective as of September 17, 2009 and January 30, 2011, between Marsh & McLennan Companies, Inc. and Brian Duperreault.

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 21, 2009.